                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 STATE BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:

      ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5) Total fee paid:

        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        ------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     3) Filing Party:

        ------------------------------------------------------------------------

     4) Date Filed:

        ------------------------------------------------------------------------

                               STATE BANCORP, INC.
                               699 HILLSIDE AVENUE
                          NEW HYDE PARK, NEW YORK 11040
                                 (516) 437-1000




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of STATE BANCORP, INC.:

     At the direction of the Board of Directors of State Bancorp, Inc. (the "Company"), NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of the Company will be held at the New Hyde Park Inn, 214 Jericho Turnpike, New Hyde Park, New York, on April 30, 1996 at 10:00 A.M. (local time), for the following purposes:

     1.  To elect four (4) directors, each to hold office for a term of three
(3) years and until his or her successor has been elected and qualifies.

     2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 20,000,000 and to authorize 250,000 shares of preferred stock.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 22, 1996 as the record date for determination of Stockholders entitled to notice of and to vote at the meeting, and only Stockholders of record on said date will be entitled to receive notice of and to vote at said meeting.


                                   By order of the Board of Directors



                                   Daniel T. Rowe, Secretary


March 29, 1996



              IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY, WHETHER
                 YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT

                              1996 PROXY STATEMENT

                               STATE BANCORP, INC.
                               699 HILLSIDE AVENUE
                          NEW HYDE PARK, NEW YORK 11040
                                 (516) 437-1000


                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 30, 1996

                               GENERAL INFORMATION



     This Proxy Statement and the accompanying form of proxy are being furnished to the shareholders (the "Stockholders") of State Bancorp, Inc. (the "Company"), a New York State corporation, in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on April 30, 1996 at 10:00 A.M. (local time) at the New Hyde Park Inn, 214 Jericho Turnpike, New
Hyde Park, New York, and at any adjournments thereof.

     The approximate date on which this Proxy Statement and form of proxy are being first sent or given to the Stockholders is March 29, 1996.

THE PROXY

     Your Proxy is solicited by the Board of Directors of the Company for use at the Meeting and at any adjournments thereof.

     If the enclosed form of proxy is properly executed and returned to the Company prior to or at the Meeting and is not revoked prior to or at the Meeting, all shares represented thereby will be voted at the Meeting and, where instructions have been given by the Stockholder, will be voted in accordance with such instructions. As stated in the form of proxy, if the Stockholder does not otherwise specify, his or her shares will be voted for the election of the nominees set forth in this Proxy Statement as directors of the Company and for the amendment of the Company's Certificate of Incorporation. The solicitation of proxies will be by mail, but proxies may also be solicited by telephone, telegraph or in person by officers and other employees of the Company and its wholly-owned subsidiary, STATE BANK OF LONG ISLAND (the "Bank"). The entire cost of this solicitation will be borne by the Company or the Bank. Should the Company, in order to solicit proxies, request the assistance of other financial institutions, brokerage houses or other custodians, nominees or fiduciaries, the Company will reimburse such persons for their reasonable expenses in forwarding the forms of proxy and proxy material to Stockholders. A Stockholder may revoke his proxy at any time prior to exercise of the authority conferred thereby, either by written notice received by the Bank or by the Stockholder's oral revocation at the Meeting. Such written notice should be mailed to Daniel T. Rowe, Secretary, State Bancorp, Inc., 699 Hillside Avenue, New Hyde Park, New York 11040. Attendance at the Meeting will not in and of itself revoke a proxy.

CAPITAL STOCK OUTSTANDING AND RECORD DATE


     The Board of Directors has fixed the close of business on March 22, 1996 as the record date for determination of Stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on such date, there were outstanding and entitled to vote at the Meeting 4,222,307 shares, par value $5 per share, of the Company Stock, its only authorized class of stock. Each of the outstanding shares of the Company Stock is entitled to one vote at the Meeting with respect to each matter to be voted upon. There will be no cumulative voting of shares for election of directors or for amendment of the Certificate of Incorporation or any other matter to be considered at the Meeting. There are no rights of appraisal or other similar rights granted to dissenting shareholders with regard to any matters to be acted upon at the Meeting. A majority of the outstanding shares of Company Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the Meeting for the transaction of business.

     A stockholder may, with respect to the election of directors: (i) vote for the election of all four nominees; (ii) withhold authority to vote for all such nominees; or (iii) withhold authority to vote for any of such nominees by so indicating in the appropriate space on the proxy. Directors shall be elected by a plurality of the votes cast by stockholders holding shares of stock of the Company entitled to vote for the election of directors.

Consequently, votes that are withheld in the election of directors and broker non-votes will have no effect on the election.


     With respect to the amendment of the Certificate of Incorporation, a stockholder may vote for or against such matter or abstain from voting. Approval of the amendment of the Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Company Stock entitled to vote thereon. Consequently, an abstention or a broker non-vote on the amendment of the Certificate of Incorporation will have the effect of a negative vote.


PRINCIPAL OFFICERS

     The names and positions of the current executive officers of the Company are as follows:

     NAME                          POSITION (AND SERVED SINCE)
     ----                          ---------------------------

Thomas F. Goldrick, Jr.            President (1985) and Chairman (1990)

Richard W. Merzbacher              Treasurer (1985)

Daniel T. Rowe                     Secretary (1985)


     The age and five-year employment history of each executive officer of the Company is set forth in the following section concerning the executive officers of the Bank.

     All executive officers of the Company and the Bank are serving one-year terms.

     The names, ages and positions of the current executive officers of the Bank are as follows:

     Name                     Age       Position (and served since)
     ----                     ---       ---------------------------

Thomas F. Goldrick, Jr.       55        President (1981) and Chairman (1990)
Richard W. Merzbacher         47        Executive Vice President (1987)
Daniel T. Rowe                46        Executive Vice President (1987)


     All of the current executive officers of the Bank have been employed by the Bank for at least the previous five years.



                             MANAGEMENT REMUNERATION


REMUNERATION DURING THE PRIOR THREE FISCAL YEARS

     The following table sets forth the aggregate remuneration for services in all capacities paid by the Company and the Bank, for the fiscal year ended December 31, 1995 and for each of the two previous fiscal years, to the chief executive officer and to each executive officer of the Company or the Bank whose aggregate direct remuneration exceeded $100,000 for such year, for services rendered to the Company or the Bank.

                           SUMMARY COMPENSATION TABLE


-------------------------------------------------------------------------------------------------------------------
                                ANNUAL COMPENSATION                   LONG TERM COMPENSATION
                         -------------------------------------    --------------------------------
                                                                           AWARDS          PAYOUTS
                                                   OTHER          ---------------------   --------       ALL
                                                   ANNUAL         RESTRICTED SECURITIES                 OTHER
NAME AND                                           COMPEN-           STOCK   UNDERLYING     LTIP        COMPEN-
PRINCIPAL       YEAR     SALARY        BONUS       SATION            AWARDS    OPTIONS     PAYOUTS      SATION
POSITION                   ($)          ($)          ($)              ($)        (#)        ($)          ($)

-------------------------------------------------------------------------------------------------------------------


Thomas F.       1995   257,000 (1)    115,327 (2)  4,800 (3)          -0-       2,500         -0-      3,150 (4)
Goldrick, Jr.                                                                                         13,620 (5)
Chairman,       1994   250,000 (1)     50,000      4,500 (3)          -0-        -0-          -0-      2,142 (4)
President and                                                                                         13,620 (5)
Chief Executive 1993   225,000         45,000      3,900 (3)          -0-       1,200         -0-      4,133 (4)
Officer                                                                                               20,697 (5)



Richard W.      1995   184,000         80,030 (2)  4,800 (3)          -0-       2,000         -0-      1,218 (4)
Merzbacher,                                                                                           13,620 (5)
Executive       1994   177,000         35,000      4,100 (3)          -0-        -0-          -0-      1,374 (4)
Vice President                                                                                        13,620 (5)
                1993   165,000         33,000      3,900 (3)          -0-       1,000         -0-      1,546 (4)
                                                                                                      16,377 (5)


Daniel T. Rowe, 1995   179,000         77,565 (2)  4,800 (3)          -0-       2,000         -0-      1,218 (4)
Executive Vice                                                                                        13,620 (5)
President       1994   172,000         34,000      4,500 (3)          -0-        -0-          -0-      1,374 (4)
                                                                                                      13,620 (5)
                1993   160,000         33,000      3,900 (3)          -0-       1,000         -0-      1,499 (4)
                                                                                                      16,017 (5)


(1) A portion of Mr. Goldrick's salary for the years 1994 and 1995 has been deferred and is reflected in the amount shown. The amount deferred accrues interest, during each calendar month, at the Bank's Prime Rate as in effect on the first day of such calendar month.

(2)  The amount shown includes deferred compensation (see "Management
     Remuneration: Deferred Compensation Plans").


(3)  Director's fees (see page 13).

     The value of personal benefits which might be attributable to normal management or executive personal benefits cannot be specifically or precisely determined; however, Management does not believe that such value would exceed, for any named individual, 10% of such individual's salary and bonus shown on the table.

(4) A death benefit is provided to all officers and employees of the Bank on a non-discriminatory basis in an amount equal to three times annual salary to a maximum of $400,000. Amounts shown reflect premiums paid for life insurance for the executive officers listed.

(5) Amounts shown reflect the Bank contributions to the Corporation's Employee Stock Ownership Plan and 401(k) Plan set aside or accrued during the year.

                              --------------------

COMPENSATION PURSUANT TO PLANS

     Employee Stock Ownership Plan. The Bank formerly maintained a defined contribution Retirement Plan which covered substantially all full-time employees. In 1988, sponsorship of the Plan was transferred to the Company and the Plan was amended and restated as an Employee Stock Ownership Plan ("ESOP"). Company contributions to the ESOP represent a minimum of three percent of employee's annual gross compensation. Employees become twenty percent vested after two years of employment, with full vesting taking place upon completion of six years employment.

     401(k) Plan. The Bank maintains a 401(k) Plan which covers substantially all full-time employees. Employees may contribute up to sixteen percent of annual gross compensation. One-half of employee contributions are matched, to a maximum of three percent of an employee's annual gross compensation, by Bank contributions. Employees are fully vested in both their own and Bank contributions.

     Executive Severance Plans. The Company has in effect two Executive Severance plans for key executives who are full-time employees of the rank of Executive Vice President and above and who are designated as Plan participants by the Board of Directors. Under Plan No. 1, participating executives will receive, in the event of a termination of the participant's employment within one year after a change in control (as that term is defined in the Plan) of the
Company:  1) a cash payment equal to three times the participant's base salary;
2) continued coverage under the group life insurance and medical insurance plans of the Company or any subsidiary for three years following such termination; 3) the use, for three years following termination of employment, of an automobile comparable to that furnished to the participant prior to termination, and 4) an automobile allowance of $3,600 per year for three years following termination of employment. In addition, any stock options held by the participant shall become immediately exercisable. In the event, however, that the Board of Directors of the Company determines that a change of control (as that term is defined in the Plan) could occur within 90 days after such determination, the Board may approve an offer by the Company to the participant to enter into an employment contract with the participant providing for employment of the participant by the Company for a period of three years, commencing on the date a change of control (as that term is defined in the Plan) occurs. If the Company offers to enter into such a contract with the participant, all rights to the severance payments and other adjustments set forth above will terminate. The terms of the employment contract provide, in substance, that the responsibil-ities of the participant and his compensation will be substantially similar to that prior to the change of control (as that term is defined in the Plan) except that the annual salary of the participant shall be increased by $100,000.00 per annum. All payments to a participant, whether severance payments, adjustments or compensation, are subject to adjustment to comply with IRC280G. At the present time, the Board has designated Thomas F. Goldrick, Jr. as the sole participant in Plan No. 1. Plan No. 2 is substantially similar to Plan No. 1, except that: (1) the cash payment shall be equal to one and one-half times the participant's base salary; (2) all periods are reduced from three years to one and one-half years; and (3) the annual salary of the participant, if a contract is offered, shall be increased by $40,000.00 per annum. At the present time, the Board has designated Richard W. Merzbacher and Daniel T. Rowe as the sole participants in Plan No.

2. No amounts were paid or accrued under the Plans during the fiscal year ended December 31, 1995.

     Deferred Compensation Plans. The Bank has in effect non-qualified deferred compensation plans (the "Plan") for each officer for whom contributions under the ESOP are limited by the applicable provisions of the Internal Revenue Code. Each Plan provides for a credit to a book account for each such officer of an amount equal to the excess of: (A) the amount of the contribution to the ESOP for such officer in the absence of such Internal Revenue Code limitations over
(B) the actual amount of such contribution. The amount credited to each Plan accrues interest, during each calendar month, at the Bank's Prime Rate as in effect on the first day of such calendar month.

     Incentive Stock Option Plans.


     The following tables show, as to the chief executive officer and executive officers previously named, information with respect to options granted to and exercised during the fiscal year ended December 31, 1995 and as to unexercised options held at the end of such fiscal year and the dollar value of such unexercised options.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                                                Potential
                                                                realizable
                                                                 value at
                                                              assumed annual
                                                              rates of stock
                                                             price apprecia-
                                                             tion for option
                               Individual Grants                 term (2)
              ------------------------------------------    ----------------

                         Percent
                         of total
                         options
                         granted
                         to             Exercise
               Options   employees      or base   Expir-
               Granted   in fiscal      price     ation
               (#)(3)    year(%)        ($/Sh)    date      5%($)     10%($)
Name
----------------------------------------------------------------------------

Thomas F.      2,500     8.56           12.625    4/20/03   15,070    36,095
Goldrick,
Jr.

Richard W.     2,000     6.85           12.625    4/20/03   12,056    28,876
Merzbacher

Daniel T.      2,000     6.85           12.625    4/20/03   12,056    28,876
Rowe


(1) The options discussed above were granted under the Company's 1987 and 1994 Incentive Stock Option Plans, which are administered by the Stock Option Committee of the Board. Such options may be granted to any key employee of the Company or a subsidiary. The option price may not be less than 100% of the fair market value or book value, whichever is greater, of the Company Stock at the time of grant. Options are "Incentive stock options," within the meaning of
Section 422A of the Internal Revenue Code. No option may have a life of more than 10 years from the date of grant.

(2) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and are not an estimate or projection of future prices for Company Stock.

(3) These options are subject to a five-year vesting schedule (0% the first year and 25% in each of the following four years).

                       AGGREGATED OPTION EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES



                                                               Value of
                                        Number of              unexercised
                                        unexercised            in-the-money
                                        options                options
                                        at fiscal              at fiscal
             Shares                     year-end               year-end
             Acquired                      # (1)                  $ (2)
                on            Value     -------------          -------------
             Exercise        Realized   Exercisable/           Exercisable/
Name           (#)             ($)      unexercisable          unexercisable

----------------------------------------------------------------------------

Thomas F.      3,897          17,713    14,343/3,593             89,886/2,404
Goldrick,
Jr.

Richard W.     3,119          14,188    11,503/2,901             72,087/1,954
Merzbacher

Daniel T.      3,119          14,188    11,503/2,901             72,087/1,954
Rowe

(1) Amounts shown reflect adjustments made by reason of the payment of stock dividends since the respective dates of the option grants.

(2) Represents the difference between the exercise price of the options and the closing price of Company Stock on December 31, 1995 of $14.25 per share.

     Directors Incentive Retirement Plan. The Company had in effect a Directors Incentive Retirement Plan for directors of the Company (other than the President) who elected to retire after having completed certain minimum service requirements. Under the plan, an eligible director who elected to retire was entitled to receive, for a period of five years after such retirement, a yearly amount equal to the highest annual amount received by such director from the Company or the Bank for his services to the Company or the Bank during the five years immediately preceding such retirement. At the present time, five (5) former directors of the Company are receiving payments under the plan. Amounts paid or accrued under the plan during the fiscal year ended December 31, 1995 amounted to $98,295.

     In 1992, the four (4) directors then in office who were covered by the plan surrendered their rights under the plan in exchange for the Bank's agreement to pay to them, or to their beneficiary upon death, a monthly stipend for life or until March 1, 2007, whichever later occurred. In 1993, effective as of 1992, such persons agreed that the payments to them would cease in all events on March 1, 2007. In 1995, the Bank agreed to pay them, in exchange for the 1993 agreement, a lump sum payment equal to the present value of the payments to which they would have been entitled under the 1992 agreements, calculated upon their respective life expectancies beyond March 1, 2007. Amounts paid or accrued under such agreements during the fiscal year ended December 31, 1995 amounted to $49,400.

     The Bank maintains several contributory and non-contributory medical and disability plans covering all officers as well as all full-time employees.

     At present, the directors and officers of the Company are not separately compensated for services rendered by them to the Company, and it presently is contemplated that such will continue to be the policy of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Personnel and Compensation Committee is authorized to review and recommend to the Board of Directors compensation levels of Company and Bank directors and officers and Bank staffing requirements. The Committee held ten (10) meetings in 1995 and presently consists of J. Robert Blumenthal, Robert J. Grady, Raymond M. Piacentini, John F. Picciano and Thomas
F. Goldrick, Jr. Mr. Goldrick is the Chairman and President of both the Company and the Bank.

     BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Cash compensation policies applicable to the Company's and the Bank's executive officers are reviewed as regards the separate components of base salary and supplemental compensation. Both components of cash compensation are viewed in consideration of the Company's performance during the most recent fiscal year, and as compared with its selected peers operating within the Company's geographical market area. Base compensation is subject to the performance evaluation of Committee members, giving consideration to various competitive influences, while supplemental compensation is viewed in light of specific performance criteria as established in the guidelines of the Company and the Bank for such supplemental compensation. The recommendations of the Personnel and Compensation Committee are then presented for approval to the Board of Directors of the Bank, which must approve the compensation packages for all executive officers and the making of supplemental payments pursuant to the guidelines of the Company and the Bank for such payments.

     The compensation of Thomas F. Goldrick, Jr., Chairman, President and Chief Executive Officer of the Company and the Bank, is reviewed annually by the Committee and considered in light of specific profitability ratios, such as Return on Assets and Return on Equity. Additionally, the Committee reviews the growth of the Company and the Bank, the resultant increase in market share, and various other competitive factors bearing upon its determination of appropriate compensation levels for the Chief Executive Officer, as well as the other Executive Officers.

     The foregoing report has been furnished by Messrs. J. Robert Blumenthal, Robert J. Grady, Raymond M. Piacentini, John F. Picciano and Thomas F. Goldrick, Jr.

                                PERFORMANCE GRAPH


     The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on Company Stock with the cumulative total return of the NASDAQ Market Index, and the cumulative total returns of 98 Middle Atlantic NASDAQ Banks.

                           [INSERT PERFORMANCE GRAPH]

                      PRINCIPAL STOCKHOLDERS OF THE COMPANY


     To the knowledge of Management, as of the record date, March 22, 1996, the only person owning beneficially, or of record, more than 5% of the outstanding shares of the Company Stock was as follows:



Name and Address         Nature of      Number of      Percentage
    of Owner             Ownership       Shares         of Class
-------------------      ----------     ---------      ----------
State Bancorp, Inc.      Beneficial      321,322          7.61
Employee Stock
  Ownership Plan
699 Hillside Avenue
New Hyde Park, NY


     The Company is required to identify any director, officer, or person who owns more than ten percent of a class of equity securities who failed to timely file with the Securities and Exchange Commission a required report relating to ownership and changes in ownership of the Company's equity securities. Based on information provided to the Company by such persons, all officers and directors of the Company made all required filings during the fiscal year ended December 31, 1995. The Company does not know of any person beneficially owning more than 10% of a class of equity securities.


                              CERTAIN TRANSACTIONS

     Some of the directors and officers of the Company or the Bank and some of the corporations and firms with which these individuals are associated also are customers of the Bank in the ordinary course of business, or are indebted to the Bank in respect of loans of $60,000 or more, and it is anticipated that some of these individuals, corporations and firms will continue to be customers of, and indebted to, the Bank on a similar basis in the future. All loans extended to such individuals, corporations and firms were made in the ordinary course of business, did not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Bank transactions with unaffiliated persons.

     During the fiscal year ended December 31, 1995, the law firm of Holman & Rosenberg of which Gary Holman, a director of the Company and the Bank, is a member received legal fees from the Company and the Bank totalling $148,316. Except as set forth above, outside of normal customer relationships, none of the directors or officers of the Company or the Bank or the corporations or firms with which such individuals are associated currently maintain or have maintained within the past fiscal year any significant business or personal relationship with the Bank other than such as arises by virtue of such individual's or entity's position with or ownership interest in the Company.

                              ELECTION OF DIRECTORS

     At the Meeting, four (4) directors of the Company are to be elected to three-year terms, each to serve until his or her successor is elected and has qualified. The Board of Directors of the Company has nominated for the directorships the following persons: Thomas F. Goldrick, Jr., Raymond M. Piacentini, John F. Picciano and Suzanne H. Rueck. All of the nominees are members of the present Board of Directors of the Company, with terms expiring at the meeting.

     Proxies returned by Stockholders and not revoked will be voted for the election of the above nominees as directors unless Stockholders instruct otherwise on the proxy. If any nominee shall become unavailable for election, which is not anticipated, the shares represented by proxies which would otherwise have been voted for such nominee, in accordance with this Proxy Statement, will be voted for such substitute nominee as may be designated by the Board of Directors of the Company.


     The following table contains the names and ages of the current directors of the Company whose terms will continue beyond the Meeting and those directors of the Company whose terms expire at the Meeting who have been nominated for re-election, with those directors who presently are nominated for re-election at the Meeting listed first. Opposite the name of each director is the year such person's term of office expires, the year each first became a director of the Company or the Bank, the principal occupation(s) of each during the past five years and other directorships of public companies held by each.

                              Length of
                              Service as          Principal Occupation
                              Director and        During Past 5 Years
     Name                     Expiration          and Directorships of
     and Age                  of Term             Public Companies (a)
     -------                  -----------         ---------------------

     NOMINEES
     --------

     Thomas F.                Since 1980          Chairman and
     Goldrick, Jr. (55)       Expires 1996        President, State
                                                  Bancorp, Inc;
                                                  Chairman and
                                                  President, State
                                                  Bank of Long Island


     Raymond M.               Since 1992          Partner, Dunne &
     Piacentini (42)          Expires 1996        Piacentini,
                                                  Accountants and
                                                  Consultants


     John F.                  Since 1989
     Picciano (52)            Expires 1996        Attorney


     Suzanne H.               Since 1992          President, Vermont
     Rueck (34)               Expires 1996        Snowboard Ski
                                                  Association, Inc.



     DIRECTORS CONTINUING IN OFFICE
     ------------------------------

     J. Robert                Since 1988          President, Harwyn
     Blumenthal (62)          Expires 1998        Enterprises Inc.,
                                                  retail shoe stores


     Carl R. Bruno (64)       Since 1993          Chief Financial
                              Expires 1997        Officer, DeFazio
                                                  Electric, Inc.,
                                                  Electrical
                                                  Contractors


     Robert J.                Since 1968          Retired, formerly
     Grady (69)               Expires 1997        Vice President, Jahn's
                                                  Since 1897 Inc.
                                                  Restaurants

     Gary                     Since 1968          Vice-Chairman,
     Holman (65)              Expires 1997        State Bancorp, Inc.
                                                  and State Bank of
                                                  Long Island;
                                                  Partner, Holman &
                                                  Rosenberg, Attorneys


     Richard W.               Since 1989          Treasurer,
     Merzbacher (47)          Expires 1997        State Bancorp, Inc.
                                                  and Executive Vice
                                                  President, State
                                                  Bank of Long Island


     Joseph F.                Since 1989          President, TRM Inter-
     Munson (47)              Expires 1998        national, Inc.,
                                                  insurance underwriting
                                                  management; formerly
                                                  President, Trans-Elite
                                                  Group, insurance products
                                                  and services


     Daniel T.                Since 1992          Secretary, State
     Rowe (46)                Expires 1998        Bancorp, Inc. and
                                                  Executive Vice
                                                  President, State Bank
                                                  of Long Island

-------------------------------------

(a) Unless otherwise indicated, the business experience of each director during the past five years was that typical to a person engaged in the principal occupation listed for each.


     The above-listed persons are also presently serving as directors of the Bank, with the term of each to expire in the same year in which his or her term as director of the Company is to expire. It is anticipated that each director of the Company elected at the meeting will shortly thereafter be elected to a conforming term as director of the Bank.

     The Board of Directors of the Company held six (6) meetings during 1995.

     The Board of Directors of the Bank held twelve (12) meetings during 1995.

     The Board of Directors of the Company does not have standing audit, nominating or compensation committees or committees performing similar functions.

     Among its standing committees, the Board of Directors of the Bank has an Examining and Audit Committee and a Personnel and Compensation Committee. The Examining and Audit Committee conducts the annual directors' examination, reviews reports of examination of the Bank made by regulatory authorities and makes periodic reports to the Board of Directors of the Bank regarding the findings of the auditor's regular daily audits. During 1995 this Committee held seven (7) meetings and its present members are Carl R. Bruno, Robert J. Grady, Raymond M. Piacentini and John F. Picciano.


     The names of the members of the Personnel and Compensation Committee and the number of meetings held by the Committee in 1995 are set forth on Page 8 of this proxy statement.


     During the year ended December 31, 1995, each director of the Company and the Bank attended at least 75% of the total of the number of Board meetings held (while he or she was a director) and the number of meetings held by all committees of the Board on which he or she served (while he or she served).

     Each director of the Bank who is not an employee thereof currently receives an annual retainer of $6,000 and $300 for each Board committee meeting attended. Each director of the Bank currently receives $400 for each meeting of the Board of Directors attended. Each director of the Bank who is not an employee thereof and who serves as Chairman of a Board Committee receives an additional stipend ranging from $1,000 to $6,000. No additional remuneration is received by any director for special assignments or services.

     Directors of the Bank may elect to defer the receipt of all or any portion of their compensation. Amounts deferred are allocated to a deferred compensation account. Each participating director's account accrues interest at the Bank's Prime Rate. All accounts will be unfunded and general obligations of the Bank. Distributions from a deferred compensation account commence upon termination of membership on the Board of Directors, death or disability, or at a date previously designated by the participating director. Distributions from the deferred compensation account are to be made annually over a three year period.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of Company Stock as of February 29, 1996 by each director (including all the Company's executive officers) and by all current directors and executive officers as a group:

                                   Number         Percent
           Name                    of Shares      of Total
           ----                    ---------      --------
     J. Robert Blumenthal            27,949          *

     Carl R. Bruno                    1,362          *

     Thomas F. Goldrick, Jr.         68,124 (1)      1.61

     Robert J. Grady                 30,648          *

     Gary Holman                     35,394          *

     Richard W. Merzbacher            42,939 (2)     1.01

     Joseph F. Munson                    884         *

     Raymond M. Piacentini               746         *

     John F. Picciano                  8,133         *

     Daniel T. Rowe                   47,342 (3)     1.12

     Suzanne H. Rueck                 15,997         *

     All directors and
     executive officers
     as a group (11 persons)         279,518 (4)     5.71


* Less than 1%.

(1) Includes 14,742 shares issuable upon the exercise of stock options to purchase Company Stock which are exercisable within 60 days of March 29, 1996.

(2) Includes 11,836 shares issuable upon the exercise of stock options to purchase Company Stock which are exercisable within 60 days of March 29, 1996.

(3) Includes 11,836 shares issuable upon the exercise of stock options to purchase Company Stock which are exercisable within 60 days of March 29, 1996.

(4) Includes 38,414 shares issuable upon the exercise of stock options to purchase Company Stock which are exercisable within 60 days of March 29, 1996.

                PROPOSAL TO INCREASE THE AUTHORIZED COMMON STOCK
                 FROM 10,000,000 SHARES TO 20,000,000 SHARES AND
                 TO AUTHORIZE 250,000 SHARES OF PREFERRED STOCK


     The Board of Directors recommends an amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's stock from 10,000,000 shares, consisting of 10,000,000 common shares having a par value of $5.00 per share ("Common Stock"), to 20,250,000 shares, consisting of 20,000,000 shares of Common Stock having a par value of $5.00 per share and 250,000 preferred shares having a par value of $.01 per share, with such rights, preferences, and limitations as the Board of Directors may determine from time to time ("Preferred Stock"). At February 29, 1996, approximately 4,222,128 shares of Common Stock were issued and outstanding. The text of the applicable provision of Article 4 of the Certificate of Incorporation reflecting the proposed amendment reads as follows:

      "4. Number of Shares. The aggregate number of shares which the Corporation shall have authority to issue is: TWENTY MILLION TWO HUNDRED AND FIFTY
      THOUSAND (20,250,000), which shall be classified so that TWENTY MILLION (20,000,000) shares having a par value of FIVE DOLLARS ($5.00) each shall be common shares and TWO HUNDRED AND FIFTY THOUSAND (250,000) shares having a par value of ONE CENT ($.01) each shall be preferred shares.

       The preferred shares may be issued in series and each series shall be so designated as to distinguish the shares thereof from the shares of all other series. Each of such series shall have such relative rights, preferences and limitations as are stated in this Article "4" and in the resolution or resolutions providing for the issuance of such series as are adopted by the Board of Directors of the Corporation. Authority is hereby granted to the Board of Directors of the Corporation, subject to the provisions of this Article "4," to fix, before the issuance of any shares of a particular series, the number of shares to be included in such series, the dividend rate per annum, the redemption price or prices, if any, and the terms and conditions of the redemption, any sinking fund provisions for the redemption or purchase of the shares of the series, the terms and conditions on which the shares are convertible, if they are convertible, the voting powers, if any, of such series and any other rights, preferences and limitations pertaining to such series."

     The Company has no present plans, understandings or agreements for the issuance or use of the proposed shares of Preferred Stock or additional shares of Common Stock, except that the Company currently plans, in the near future, to offer to its shareholders non-transferable rights to subscribe for additional shares of Common Stock. However, the Board of Directors believes that the proposed increase is desirable so that, as the need may arise, the Company will have more financial flexibility and be able to issue shares of Common Stock or Preferred Stock, without the expense and delay of a special stockholders' meeting, in connection with future equity financings, opportunities for expanding the business through investments or acquisitions, shareholder rights plans, management incentive and employee benefit plans, and sales to employee savings plans and dividend reinvestment and stock purchase plans, stock dividends, stock splits and for other purposes.


     Authorized but unissued shares of the Company's Common Stock and the Company's Preferred Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company's stockholders, except as otherwise required by applicable law or stock exchange policies.

     Although the Board of Directors has no present intention of doing so, the Company's authorized but unissued Common Stock and Preferred Stock could be issued, by action of the Board of Directors without further action by the stockholders, in one or more transactions which would make more difficult or more costly or less likely, a takeover of the Company if the Board of Directors were to determine that such an attempt was not in the best interests of the Company, its stockholders and other constituencies. For example, additional shares of Common Stock or Preferred Stock could be sold in private placement transactions to persons, groups or entities who are considered by the Board of Directors to support the incumbent Board of Directors or the current management, to the extent permissible under applicable law, thereby diluting the voting strength of any person or entity seeking to obtain control of the Company. Issuance of additional shares would also have the effect of diluting the percentage voting power of existing stockholders and, depending on the consideration for which the shares were issued, could dilute earnings per share.


     In addition, the Board of Directors could authorize the adoption of a rights plan and the issuance of rights thereunder which, as part of their terms, could include provisions that would cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors. The authorized but unissued shares of Common Stock and Preferred Stock would be available for use in connection with the issuance of such rights. The Company has no present plans to adopt such a plan.


     The proposed amendment to the Company's Certificate of Incorporation is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor is the Board of Directors currently proposing to stockholders any anti-takeover measures.

     RELATIONSHIP WITH CERTAIN PRESENT PROVISIONS


     The proposed amendment should be considered together with certain other features of the Company's Certificate of Incorporation and By-Laws which may have anti-takeover effects.

     CLASSIFICATION OF THE BOARD OF DIRECTORS. Paragraph 7.B of the Certificate of Incorporation and Section 206 of Article II of the By-Laws provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. One class of directors is elected each year for a three-year term.


     The classification of directors has the effect of making it more difficult to change the composition of the Board of Directors. At least two stockholder meetings, instead of one, are required to effect a change in a majority of the Board of Directors.


     REMOVAL OF DIRECTORS; FILLING VACANCIES ON THE BOARD OF DIRECTORS. Paragraph 7.C of the Certificate of Incorporation provides that any director may be removed from office by the affirmative vote of at least 80% of the voting shares of the Company or by the affirmative vote of at least 80% of the entire Board of Directors, but only for cause. Section 207 of Article II of the By-Laws provides that vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the directors then in office.


     NOTICE OF STOCKHOLDER NOMINATION FOR DIRECTOR. Section 202 of Article II of the By-Laws provides that nominations for directors to be elected at an annual meeting of stockholders, except those made by directors, must be submitted to the Secretary of the Company in writing by stockholders entitled to vote at least 5% of the outstanding capital stock of the Company not later than the close of business on the thirtieth day immediately preceding the date of the meeting. Such stockholder's advance notice must set forth certain information concerning such stockholder and his nominees.

     INCREASED STOCKHOLDER VOTE FOR AMENDMENT OF THE CERTIFICATE OF INCORPORATION. Paragraph 12 of the Certificate of Incorporation provides that certain provisions, including provisions which may have anti-takeover effects, of the Certificate of Incorporation may not be amended without the affirmative vote of holders of at least 80% of the voting shares of the Company.

     INCREASED STOCKHOLDER VOTE FOR CERTAIN EXTRAORDINARY TRANSACTIONS. Section 903(a)(2) of the New York Business Corporation Law requires the affirmative vote of the holders of two-thirds of the outstanding voting shares of the Company in order to approve a plan of merger or consolidation involving the Company. Paragraph 11.A of the Certificate of Incorporation provides that no merger, consolidation, liquidation or dissolution of the Company, nor the sale or other disposition of all or substantially all of the assets of the Company shall be valid unless first approved by the affirmative vote of: (i) the holders of at least 75% of the outstanding shares of Common Stock of the Company, provided that such transaction has received the prior approval of 66-2/3% of the entire Board of Directors; or (ii) the holders of at least 66-2/3% of the outstanding shares of Common Stock of the Company, provided that such transaction has received the prior approval of 80% of the entire Board of Directors.

     BUSINESS COMBINATIONS. Section 912 of the New York Business Corporation Law regulates certain transactions, including mergers, other business combinations and similar transactions between the Company and an "interested shareholder" (a beneficial owner, or an associate or affiliate thereof, of 20% or more of the Company's outstanding voting stock as described in Section 912) and may have the effect of discouraging a non-negotiated bid or proposal to acquire the Company. In general, Section 912 prohibits New York corporations from engaging in business combinations with any interested shareholder for a period of five years following the date such shareholder crossed the 20% threshold, unless: (i) such business combination or the crossing of the 20% threshold is approved by the corporation's board of directors prior to the crossing of the 20% threshold; or (ii) such business combination meets certain minimum price and procedural requirements. Paragraph 11.B of the Certificate of Incorporation provides that the affirmative vote of the holders of at least 95% of the Company's outstanding voting shares is required (in addition to any other requirements under applicable law or the Certificate of Incorporation) to approve mergers, other business combinations, and certain other transactions between the Company and a "5% Stockholder" (in general, a beneficial owner, or an associate or affiliate thereof, of 5% or more of the Company's outstanding voting stock as described in Paragraph 11.B), unless certain price and procedural requirements are met.


     CONSIDERATION OF CONSTITUENCIES OTHER THAN STOCKHOLDERS. Paragraph 10 of the Certificate of Incorporation provides that the Board of Directors may oppose a tender offer for shares of the Company on the basis of factors other than economic benefit to stockholders, including: the impact the acquisition of control of the company would have on the community; the effect of such acquisition upon employees, depositors and customers of the Company; and the reputation and business practices of the person or group making such tender offer. The Board of Directors is expressly permitted, but not required, to take into account the interests of such non-stockholder constituencies pursuant to
Section 717(b) of the New York Business Corporation Law.


     Adoption of the proposed amendment requires the affirmative vote of a majority of the outstanding shares of Company Stock entitled to vote thereon.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT THE STOCKHOLDERS APPROVE THE ABOVE PROPOSAL, WHICH IS IDENTIFIED AS ITEM 2 ON THE ENCLOSED PROXY CARD.



                              INDEPENDENT AUDITORS

     The independent public accounting firm of Deloitte and Touche LLP has acted as the Company's independent auditors for 1995 and it is anticipated that the same firm will be selected to perform the same duties for the current year. Representatives of the firm will be available to respond to appropriate questions at the Annual Meeting of Stockholders.

                                  OTHER MATTERS

     As of the date of the Proxy Statement, Management and the Board of Directors know of no other matters to be brought before the Meeting. However, if further business is properly presented, the persons named in the proxy intend to vote thereon in accordance with their best judgment.


     Proposals of Stockholders of the Company which are to be presented at the 1997 annual meeting of the Company, must be received by the Company by November 29, 1996, in order to be included in the proxy statement and form of proxy for that meeting.

Date:  March 29, 1996

By order of the Board of Directors



Daniel T. Rowe, Secretary

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG STATE BANCORP, INC.,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX *


                                  [Line Graph]


                      ASSUMES $100 INVESTED ON JAN. 1, 1991
                           ASSUMES DIVIDENDS REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1995

                    * Source - Media General Financial Services

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                     OF COMPANY, PEER GROUP AND BROAD MARKET


-------------------------------FISCAL YEAR ENDING-------------------------------
COMPANY              1990      1991      1992      1993      1994      1995

STATE BANCORP INC     100       139.33    142.29    149.08    173.49    274.02
PEER GROUP            100       146.81    198.95    224.54    220.47    307.05
BROAD MARKET          100       128.38    129.64    155.50    163.26    211.77


THE PEER GROUP CHOSEN WAS:
Customer Selected Stock List


THE BROAD MARKET INDEX CHOSEN WAS:
NASDAQ MARKET INDEX

THE PEER GROUP IS MADE UP OF THE FOLLOWING SECURITIES:

ALLEGIANCE BANC CP                 COMMUNITY BANKS MLRBG PA
ARROW BANK CP                      COMMUNITY FIN HLDG
BCB FINANCIAL SERVICES             CONESTOGA BANCORP INC
BFS BANKORP INC NY                 DAUPHIN DEPOSIT CP
BMJ FINANCIAL CORP                 ELMIRA SVGS BK FSB NY
BROAD NATL BANCORP                 EVERGREEN BANCORP INC
BRYN MAWR BANK CORP                EXECUFIRST BANCORP INC
BSB BANCORP INC                    F&M BANCORP
BT FINANCIAL CORP                  FCNB CP
CARNEGIE BANCORP                   FINANCIAL BANCORP INC NY
CARROLLTON BANCORP                 FINANCIAL TRUST CP
CITI-BANCSHARES INC                FIRST BANK OF PHILA
CITIZENS BANCORP                   FIRST LEESPORT BANCORP
CNB FINANCIAL CORP NY              FIRST OF LONG ISLAND CP
COLLECTIVE BANCORP INC             FIRST SHENANGO BANCORP
COLUMBIA BANCORP                   FIRST UNITED CP
COMMERCE BANCORP INC NJ            FIRST WESTERN BANCORP
COMMERCE BANK HARRISBURG           FNB CORP INC (PA)
COMMERCIAL BANK OF NY              FNB ROCHESTER CP
COMMUNITY BANK SYSTS INC           FRANKLIN BANCORP

FULTON FIN CP                      QUEENS COUNTY BANCORP
HARBOR FED BANCORP                 RAMAPO FIN CP
HARLEYSVILLE NATL CP               RARITAN BANCORP INC.
HERITAGE BANCORP INC               REGENT BANCSHARES CP
HOME FED CP MARYLAND               RIGGS NATL CP
HUBCO INC                          ROYAL BANCSHARES OF PA
HUDSON CHARTERED BANCORP           S&T BANCORP INC
IBS FIN CP                         SKYLANDS COMMUNITY BANK
INDEPENDENCE BANCORP               SOUTHWEST NATL CP
INDEPENDENCE FED SAV BK            STATE BANCORP INC
JEFFBANKS INC                      SUFFOLK BANCORP
KEYSTONE FIN INC                   SUMMIT BANCORP
LAKE ARIEL BANCORP INC             SUN BANCORP INC
LAKEVIEW FIN CP                    SUSQUEHANNA BANCSHARES
LETCHWORTH IND BANCSHARE           TROY HILL BANCORP INC
MADISON BANCSHRS GR                TRUST CO OF NJ
MASON-DIXON BANCSHRS               TRUSTCO BANK CP NY
MERCANTILE BANKSHRS CP             UNITED NATL BANCORP NJ
MERCHANTS N Y BANCORP              USBANCORP INC PA
MERIDAN BANCORP INC                VISTA BANCORP INC
MLF BANCORP INC                    WILMINGTON TRUST CP
MOXHAM BANK CP                     WSFS FIN CP
NATIONAL PENN BANCSHRS             WVS FIN CP
NBT BANCORP INC
NEWBERRY BANCORP
NORTH SIDE SAV BANK NY
NSD BANCORP INC.
OMEGA FIN CP
ONBANCORP INC
PENNFED FIN SVCS
POUGHKEEPSIE SAV BANK
PRESTIGE FIN CP
PRIME BANCORP INC
PROGRESS FIN CP
PROGRESSIVE BANK INC


SOURCE:   MEDIA GENERAL FINANCIAL SERVICES
          P.O. BOX 85333
          RICHMOND, VA  23293
          PHONE: 1-(800) 446-7922
          FAX:   1-(804) 649-6097